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                                                                    Exhibit 23.2

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated January 26, 2001, included in the proxy statement of Medical Resources Management, Inc. that is made a part of Amendment No. 1 to the Registration Statement (Form S-4 No. 333-58794) and Prospectus of Emergent Group Inc. for the registration of up to 9,537,595 shares of its common stock.

                                        /s/ Ernst & Young LLP

Los Angeles, CA
May 8, 2001